Exhibit 3.2

BIO-REFERENCE LABORATORIES, INC.

BY-LAWS

ARTICLE I

Offices

The registered office of the Corporation shall be located at 830 Bear Tavern Road, West Trenton, County of Mercer, State of New Jersey.

The Corporation may also have offices at such other places, both within and without the State of New Jersey, as may from time to time be designated by the Board of Directors.

ARTICLE II

Books

The books and records of the Corporation may be kept (except as otherwise provided by the laws of the State of New Jersey) outside of the State of New Jersey and at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE III

Shareholders

Section 1. Annual Meetings. The annual meeting of the shareholders of the Corporation for the election of Directors and the transaction of such other business as may properly come before said meeting shall be held at the principal business office of the Corporation or at such other place or places either within or without the State of New Jersey as may be designated by the Board of Directors and stated in the notice of the meeting.

Written notice of the place designated for the annual meeting of the shareholders of the Corporation shall be delivered personally or mailed to each shareholder entitled to vote thereat not less than ten (10) and not more than sixty (60) days prior to said meeting, but at any meeting at which all shareholders shall be present, or of which all shareholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. If mailed, said notice shall be directed to each shareholder at such shareholder’s address as the same appears on the stock ledger of the Corporation unless such shareholder shall have filed with the Secretary of the Corporation a written request that notices intended for such shareholder be mailed to some other address, in which case it shall be mailed to the address designated in such request.

Section 2. Special Meetings. Special meetings of the shareholders of the Corporation shall be held whenever called in the manner required by the laws of the State of New Jersey for purposes as to which there are special statutory provisions, and for other purposes whenever called by resolution of the Board of Directors, or by the President, or by the holders of a majority of the outstanding shares of capital stock of the Corporation the holders of which are entitled to vote on matters that are to be voted on at such meeting. Any such special meeting of shareholders may be held at the principal business office of the Corporation or at such other place or places, either within or without the State of New Jersey, as may be specified in the notice thereof. Business transacted at any special meeting of shareholders of the Corporation shall be limited to the purposes stated in the notice thereof.

Except as otherwise expressly required by the laws of the State of New Jersey, written notice of each special meeting, stating the day, hour and place, and in general terms the business to be transacted thereat, shall be delivered personally or mailed to each shareholder entitled to vote thereat not less than ten (10) days and not more than sixty (60) days before the meeting. If mailed, said notice shall be directed to each shareholder at such shareholder’s address as the same appears on the stock ledger of the Corporation unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in said request. At any special meeting at which all shareholders shall be present, or of which all shareholders not present have waived notice in writing, the giving of notice as above described may be dispensed with.

Section 3. List of Shareholders. The officer of the Corporation who shall have charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

Section 4. Quorum. At any meeting of the shareholders of the Corporation, except as otherwise expressly provided by the laws of the State of New Jersey, the Certificate of Incorporation or these By-Laws, there must be present, either in person or by proxy, in order to constitute a quorum, shareholders owning a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at said meeting. The shareholder presents in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of sufficient shareholders to leave less than a quorum. At any meeting of shareholders at which a quorum is not present, the holders of, or proxies for, a majority of the stock which is represented at such meeting, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 5. Organization. The President, or in his absence any Vice President, shall call to order meetings of the shareholders and shall act as chairman of such meetings. The Board of Directors or the shareholders may appoint any shareholder or any Director or officer of the Corporation to act as chairman of any meeting in the absence of the President and all of the Vice Presidents.

The Secretary of the Corporation shall act as secretary of all meetings of the shareholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.

Section 6. Voting. Except as otherwise provided in the Certificate of Incorporation or these By-Laws, each shareholder of record of the Corporation shall, at every meeting of the shareholders of the Corporation, be entitled to one (1) vote for each share of stock standing in his name on the books of the Corporation on any matter on which he is entitled to vote, and such votes may be cast either in person or by proxy, appointed by an instrument in writing, subscribed by such shareholder or by his duly authorized attorney, and filed with the Secretary before being voted on. No proxy shall be voted after eleven (11) months from its date, unless said proxy provides for a longer period, but in no event shall a proxy be valid after three (3) years from its date. A proxy shall not be revoked by the death or incapacity of the shareholder who executed the proxy but shall continue in force until revoked by the personal representative or guardian of such shareholder.

The vote on all elections of Directors and on any other questions before the meeting need not be by ballot, except upon demand of any shareholder.

When a quorum is present at any meeting of the shareholders of the Corporation, the vote of the holders of a majority of the capital stock entitled to vote at such meeting and present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, under any provision of the laws of the State of New Jersey or of the Certificate of Incorporation, a different vote is required in which case such provision shall govern and control the decision of such question.

Section 7. Consent. Except as otherwise provided by the laws of the State of New Jersey or the Certificate of Incorporation, whenever the vote of the shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the laws of the State of New Jersey or of the Certificate of Incorporation, such corporate action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (except that in the case of the annual election of Directors or an action taken pursuant to Chapter 10 of the New Jersey Business Corporation Act the consent in writing must be signed by all the holders of outstanding capital stock of the Corporation entitled to vote thereon). Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented thereto in writing.

ARTICLE IV

Directors

Section 1. Number, Election and Term of Office. The business and affairs of the Corporation shall be managed by the Board of Directors. The number of Directors which shall constitute the whole Board shall be not less than two (2) nor more than twelve (12); provided, however, that in the event the number of shareholders shall be less than two (2), the number of Directors may be equal to the number of shareholders. Within such limits, the number of Directors may be fixed from time to time by vote of the shareholders or of the Board of Directors, at any regular or special meeting, subject to the provisions of the Certificate of Incorporation. Directors shall be at least eighteen (18) years of age and need not be citizens or residents of the United States or shareholders of the Corporation. Directors shall be elected at the annual meeting of the shareholders of the Corporation, except as provided in Section 2 of this Article, to serve until the next annual meeting of shareholders and until their respective successors are duly elected and have qualified.

In addition to the powers expressly conferred by these Bylaws upon the Board, the Board may also exercise any and all such powers of the Corporation as are not required by the laws of the State of New Jersey, the Certificate of Incorporation or these By-laws to be exercised or done by the shareholders of the Corporation.

Section 2. Vacancies and Newly Created Directorships. Except as hereinafter provided, any vacancy in the office of a Director occurring for any reason other than the removal of a Director pursuant to Section 3 of this Article, and any newly created Directorship resulting from any increase in the authorized number of Directors, may be filled by a majority of the Directors then in office or by a sole remaining Director. In the event that any vacancy in the office of a Director occurs as a result of the removal of a Director pursuant to Section 3 of this Article, or in the event that vacancies occur contemporaneously in the offices of all of the Directors, such vacancy or vacancies shall be filled by the shareholders of the Corporation at a meeting of shareholders called for the purpose. Directors chosen or elected as aforesaid shall hold office until the next annual meeting of shareholders and until their respective successors are duly elected and have qualified.

Section 3. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of New Jersey, as shall from time to time be determined by resolution of the Board.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the President or any Director on notice given to the other Director(s), and such meetings shall be held at the principal business office of the Corporation or at such other place or places, either within or without the State of New Jersey, as shall be specified in the notices thereof.

Section 5. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held as soon as practicable after each annual election of Directors and on the same day, at the same place at which regular meetings of the Board of Directors are held, or at such other time and place as may be provided by resolution of the Board. Such meeting may be held at any other time or place which shall be specified in a notice given, as hereinafter provided, for special meetings of the Board of Directors.

Section 6. Notice. Notice of any meeting of the Board of Directors requiring notice shall be given to each Director by mailing the same at least forty-eight (48) hours, or by telegraphing the same at least twelve (12) hours, before the time fixed for the meeting.

Attendance of a Director at a meeting shall constitute waiver of notice of such meeting, except when such Director attends such meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because such meeting is not lawfully called or convened.

Section 7. Quorum. At all meetings of the Board of Directors, the presence of a majority or more of the Directors constituting the Board (but in no event less than two Directors) shall constitute a quorum for the transaction of business. Except as may be otherwise specifically provided by the laws of the State of New Jersey, the Certificate of Incorporation or these By-Laws, the affirmative vote of a majority of the Directors present at the time of such vote shall be the act of the board of Directors if a quorum is present. If a quorum shall not be present at any meeting of the Board of Directors the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8. Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 9. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 10. Resignations. Any Director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

ARTICLE V

Officers

Section 1. Number, Election and Term of Office. The officers of the Corporation shall be a President, a Secretary and a Treasurer, and may at the discretion of the Board of Director include a Chairman of the board or one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries. The officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of the shareholders, and shall hold their respective offices until their successors are duly elected or until their earlier resignation, death or removal. Any number of offices may be held by the same person. The Board of Directors may from time to time appoint such other officers and agents as the interest of the Corporation may require and may fix their duties, subject to the control of the Board of Directors and terms of office.

Section 2. President. The President shall be the chief executive officer of the Corporation and shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. He shall ensure that the books, reports, statements, certificates and other records of the Corporation are kept, made or filed in accordance with the laws of the State of New Jersey. He shall preside at all meetings of the Board of Directors and at all meetings of the shareholders. He shall cause to be called regular and special meetings of the shareholders and of the Board of Directors in accordance with these By-Laws. He may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation or where any of them shall be required by law otherwise to be signed, executed or delivered. He may sign, with the Treasurer or an Assistant Treasurer, or the Secretary of an Assistant Secretary, certificates of stock of the Corporation. In addition to the powers and duties expressly conferred upon him by these By-Laws, he shall, except as otherwise specifically provided by the laws of the State of New Jersey, have such other powers and duties as shall from time to time be assigned to him by the Board of Directors.

Section 3. Vice Presidents. The Vice President shall perform such duties as the President or the Board of Directors shall require. Any Vice President shall, during the absence or incapacity of the President, assume and perform his duties.

Section 4. Secretary. The Secretary may sign all certificates of stock of the Corporation. He or she shall record all the proceedings of the meetings of the Board of Directors and of the shareholders of the Corporation in books to be kept for that purpose. He or she shall have custody of the seal of the Corporation and may affix the same to any instrument requiring such seal when authorized by the Board of Directors, and when so affixed he or she may attest the same by his signature. He or she shall keep the transfer books, in which all transfers of the capital stock of the Corporation shall be registered, and the stock books which shall contain the names and addresses of all holders of the capital stock of the Corporation and the number of shares held by each; and he or she shall keep such stock and transfer books open daily during business hours to the inspection of every shareholder and for transfer of stock. He or she shall notify the Directors and shareholders of their respective meetings as required by law or by these By-Laws, and shall perform such other duties as may be required by law or by these By-Laws, or which may be assigned to him or her from time to time by the Board of Directors.

Section 5. Assistant Secretaries. The Assistant Secretaries shall, during the absence or incapacity of the Secretary, assume and perform all functions and duties which the Secretary might lawfully do if present and not under any incapacity.

Section 6. Treasurer. The Treasurer shall have charge of the funds and securities of the Corporation. He may sign all certificates of stock of the Corporation. He shall keep full and accurate accounts of all receipts and disbursements of the Corporation in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, and shall render to the President or the Directors, whenever they may require it, an account of business and financial position of the Corporation.

Section 7. Assistant Treasurers. The Assistant Treasurers shall, during the absence or incapacity of the Treasurer, assume and perform all functions and duties which the Treasurer might lawfully do if present and not under any incapacity.

Section 8. Transfer of Duties. The Board of Directors in its absolute discretion may transfer the power and duties, in whole or in part, of any officer to any other officer, or persons, notwithstanding the provisions of these By-Laws, except as otherwise provided by the laws of the State of New Jersey.

Section 9. Vacancies. If the office of President, Vice President, Secretary or Treasurer, or of any other officer or agent becomes vacant for any reason, the Board of Directors may choose a successor to hold office for the unexpired term.

Section 10. Removals. Any officer or agent of the Corporation may be removed from office, with or without cause, by the affirmative vote of a majority of the entire Board of Directors.

Section 11. Compensation of Officers. The officers shall receive such salary or compensation as may be determined by the Board of Directors.

Section 12. Resignations. Any officer or agent of the Corporation may resign at any time by giving written notice to the Board of Directors, to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall no be necessary to make it effective.

ARTICLE VI

Contracts, Checks and Notes

Section 1. Contracts. Unless the Board of Directors shall otherwise specifically direct, all contracts of the Corporation shall be executed in the name of the Corporation by the President, a Vice President, the Treasurer or the Secretary.

Section 2. Checks and Notes. All checks, drafts, bills of exchange and promissory notes and other negotiable instruments of the Corporation shall be signed by the President, a Vice President, the Treasurer or the Secretary.

ARTICLE VII

Stocks

Section 1. Certificates of Stock. The certificates for shares of the stock of the Corporation shall state upon the face thereof (1) that the Corporation is organized under the laws of the State of New Jersey, (2) the name of the entity or person to whom issued and (3) the number of shares represented thereby and shall otherwise be in such form, not inconsistent with the Certificate of Incorporation, as shall be prepared or approved by the Board of Directors. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary certifying the number of shares owned by such shareholder and the date of issue and may be sealed with the seal of the Corporation or a facsimile thereof. No certificate shall be valid unless signed. All certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued.

Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

All certificates surrendered to the Corporation shall be cancelled and, except in the case of lost or destroyed certificates, no new certificates shall be issued until the former certificates for the same number of shares of the same class of stock shall have been surrendered an cancelled.

Section 2. Transfer of Stock. Stock of the Corporation shall be transferable in the manner prescribed by the laws of the State of New Jersey. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

ARTICLE VIII

Registered Stockholders

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of New Jersey.

ARTICLE IX

Lost Certificates

Any person claiming a certificate of stock to be lost or destroyed, shall make an affidavit or affirmation on the fact and advertise the same in such manner as the Board of Directors may require, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond in a sum sufficient, in the opinion of the Board of Directors, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. A new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed may be issued without requiring any bond when, in the judgment of the Directors, it is proper so to do.

ARTICLE X

Fixing of Record Date

In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors any fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) day before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders shall be the close of business on the day next preceding the day on which notice of such meeting is given, or, if no notice is given, the day next preceding the day on which the meeting is held, and the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted. A determination of shareholders of record entitle to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE XI

Dividends

Subject to the relevant provisions of the Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in share of the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the Director from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE XII

Waiver of Notice

Whenever any notice whatsoever is required to be given by statute or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be equivalent thereto.

ARTICLE XIII

Seal

The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal New Jersey.”

ARTICLE XIV

Amendments

Subject to the provisions of the Certificate of Incorporation, these By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the shareholders or by the Board of Directors, at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors.